UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
224 Rue de Jean P.O. Box 5C
Lafayette, Louisiana	70505
(Address of Principal Executive Offices)	(Zip Code)

(337) 233-1221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Offshore Logistics, Inc. (the “Company”) will appoint Brian C. Voegele as the Company’s Chief Financial Officer, Vice-President, Secretary and Treasurer effective June 1, 2005. Mr. Voegele was previously employed by Transocean, Inc. (NYSE: RIG). He joined Transocean, Inc. in 1989 and subsequently held various executive positions, most recently as Vice President, Corporate Planning and Development. Prior to joining Transocean, Inc., Mr. Voegele was employed by Arthur Young & Co. from 1983 to 1989. Mr. Voegele is 45 years of age.

        Mr. Voegele and the Company will enter into an employment agreement, though its terms have not yet been finalized. When the agreement is finalized, the Company will file a separate report disclosing its material terms.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ William E. Chiles —————————————— William E. Chiles Chief Executive Officer